EXHIBIT 5

                                  May 22, 1997

Maxxim Medical, Inc.
104 Industrial Boulevard
Sugar Land, Texas  77478

Attn:  Mr. Kenneth W. Davidson

Gentlemen:

      We have acted as counsel for Maxxim Medical, Inc., a Texas corporation (the "Corporation"), in connection with the registration with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of up to 1,512,000 shares of the Corporation's common stock, $.001 par value (the "Common Stock"), issuable under certain stock option and stock purchase plans of the Corporation (the "Plans").

      We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purpose of giving the opinions hereinafter set forth, including:

      (i) the Restated Articles of Incorporation of the Corporation, as filed with the Secretary of State of Texas and as amended to date;

      (ii) the Bylaws and stock ledgers and transfer books of the Corporation and the records of the official proceedings of shareholders and directors of the Corporation through the date of this opinion;

      (iii) the Registration Statement of the Corporation on Form S-8, including attachments, to be filed with the Commission on May 22, 1997 (the "Registration Statement"); and

      (iv) such other documents as we have deemed necessary for the expression of the opinions contained herein, including, but not limited to, all of the Exhibits to the Registration Statement.

      We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to
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Maxxim Medical, Inc.
December 5, 1994
Page 2

originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution, delivery or recordation are prerequisites to the effectiveness thereof.

      Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion (limited, in all respects, to the laws of the United States and the State of Texas) that:

      (i) the Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas; and

      (ii) upon payment of the cash consideration required to be paid for the Common Stock, as set forth in, and in accordance with, the Registration Statement and the Plans and ancillary stock option and subscription agreements, the Common Stock will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement.

                                    Yours very truly,

                                    BOYER, EWING & HARRIS INCORPORATED